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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80657, 333-15043, 333-15107 and 333-30427) of Physician
Sales & Service, Inc., of our report dated February 7, 1997 (except for Note 8, as to which the date is December 14, 1997), with respect to the consolidated financial statements and schedule of Gulf South Medical Supply, Inc. for the year ended December 31, 1996, filed with the Securities and Exchange Commission and included in Physician Sales & Service, Inc.'s Current Report on Form 8-K dated December 23, 1997.

                                          /s/ Ernst & Young LLP

Jackson, Mississippi
December 23, 1997